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Exhibit 99.1

Liberty Homes Files Form 15 to Deregister its Common Stock with
Securities and Exchange Commission

        Goshen, IN—May 19, 2004—Liberty Homes, Inc. (NASDAQ symbols LIBHA & LIBHB) today filed a Form 15 with the Securities and Exchange Commission to deregister its Class A and Class B common stock and suspend its reporting obligations under the Securities Exchange Act of 1934.

        The Company's decision to deregister its common stock was made after consideration of the advantages and disadvantages of continuing its stock registration and the significant and increasing costs and demands on management time arising from SEC and NASDAQ compliance requirements. The Company is eligible to deregister because it has fewer than 300 shareholders of record. The Company's Board of Directors believes that while the liquidity of the Company's common stock may be reduced, the administrative and other savings associated with deregistration are in the best interests of its shareholders.

        The Board believes that, given the Company's size and the thinly-traded nature of its stock, the benefits of maintaining its stock registration are outweighed by the financial burdens of such registration. These burdens include, but are not limited to, costs incurred in connection with compliance with the Sarbanes-Oxley Act of 2002 and the rules promulgated pursuant thereto and other requirements. The Company anticipates significant cost savings as a result of its deregistration.

        The Company expects that the deregistration will become effective within 90 days. As of the date of the filing, the Company's obligation to file reports under the Securities Exchange Act, including Forms 10-K, 10-Q and 8-K, is suspended and future reports will not be available through the SEC EDGAR system. The Company plans, however, to continue providing periodic financial information and audited annual financial statements to shareholders for at least some period of time following its deregistration. No assurance can be provided, however, as to how long the Company will provide such information.

        As a result of deregistering with the SEC, the Company's common stock will no longer be eligible for quotation on the NASDAQ Small-Cap system. The Company anticipates that, to the extent broker-dealers commit to make a market in its shares, its common stock will continue to be publicly traded "over the counter" and quoted by the Pink Sheets Electronic Quotation Service (primarily through its web site, www.pinksheets.com). The Company can provide no assurance, however, that any broker-dealer will make a market in its stock.

        Liberty Homes, headquartered in Goshen, Indiana, designs, manufactures and sells a broad line of single-, and multi-section manufactured and modular homes to numerous independent dealers throughout the United States. The Company currently operates manufacturing plants in Indiana, Kansas, Wisconsin, Pennsylvania, Oregon, North Carolina and Alabama.

        This news release contains forward-looking statements that involve risks and uncertainties, including, without limitation, statements relating to the future business performance of the Company, future markets and future market conditions for trading its common stock. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those in any forward-looking statements, including, without limitation, the unknown effects of deregistration and the unpredictability of market conditions, as well as numerous operational and economic conditions, particularly competitive pricing pressures, changes in market demand, the impact of cost reduction programs and other management initiatives, availability of financing for prospective purchasers of the Company's homes and availability of floor plan financing for dealers, availability and pricing of raw materials, the Company's contingent repurchase liabilities with respect to dealer financing, the Company's reliance on independent dealers, and other risks indicated in the Company's most recent Form 10-K and from time to time in other filings with the SEC. Liberty Homes is not responsible for updating the information contained in this news release beyond the published date, or for changes made to this document by wire services or Internet services.

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Liberty Homes Files Form 15 to Deregister its Common Stock with Securities and Exchange Commission